SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))
☒	Definitive Information Statement

JESUP & LAMONT, INC.

(Name of Registrant as Specified in Its Charter)

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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JESUP & LAMONT, INC.
650 Fifth Avenue, 3rd Floor
New York, New York 10019
(212) 307-2660

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Jesup & Lamont, Inc., a Florida corporation (hereinafter “we”, “us” or “our”), has approved, and the holders of more than a majority of the outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”), have executed a written consent in lieu of a special meeting approving, the following actions:

(1)	The sale and issuance of 969,696 shares of Common Stock, priced at $1.00 per share, and 242,424 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at $1.20 per share, for an aggregate subscription amount of $1,000,000, pursuant to purchase agreements with 2 accredited investors, dated June 12, 2008 (the “June 2008 Private Placement”);
(2)	The sale and issuance of 3,202,313 shares of Common Stock, at prices ranging from $0.40 to $0.55 per share, and 800,573 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at prices ranging from $0.44 to $0.61 per share, for an aggregate subscription amount of $1,534,996.72, pursuant to purchase agreements with 18 accredited investors, dated between November 19, 2008 and December 15, 2008 (the “July 2008 Private Placement”);
(3)	The sale and issuance of 4,829,449 shares of Common Stock, at prices ranging from $0.31 to $0.55 per share, and 1,208,442 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at prices ranging from $0.341 to $0.61 per share, for an aggregate subscription amount of $2,265,000, pursuant to purchase agreements with 13 accredited investors, dated between November 19, 2008 and February 27, 2009 (the “February 2009 Private Placement” and collectively with the June 2008 Private Placement and the July 2009 Private Placement, the “Transactions”);
(4)	The sale and issuance of Common Stock and warrants to the purchasers in the Transactions, including the following interested parties and/or their affiliated entities: Alan Weichselbaum, our Chief Executive Officer, Acting Chief Financial Officer and a director, Mark A. Wilton, who became a director subsequent to his investment, James Fellus, the Chief Executive Officer of Jesup & Lamont Securities Corporation, Paul Aronson, the managing director of our Boston office, and OIC Nominees LTD, a more than 5% holder of the Common Stock; and
(5)	The sale and issuance of up to a maximum of $3,000,000 of units (“Units”) to accredited investors at a price of $1.00 per Unit, each Unit consisting of two shares of Common Stock and one five-year warrant to purchase one share of Common Stock at a price of $1.00 per share.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Under the Florida Business Corporation Act and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient under the Florida Business Corporation Act and our bylaws to approve the actions described above. Accordingly, the actions described above will not be submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, these corporate actions will not be effected until at least twenty (20) calendar days after the mailing of the Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This letter is the notice required by Section 607.0704(3) of the Florida Business Corporation Act. We expect to first mail the Information Statement on or about October 22, 2009 to stockholders of record as of October 12, 2009.

October 22, 2009	By Order of the Board of Directors of Jesup & Lamont, Inc.

JESUP & LAMONT, INC.
650 Fifth Avenue, 3rd Floor
New York, New York 10019
(212) 307-2660

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Jesup & Lamont, Inc., a Florida corporation (hereinafter “we”, “us” or “our”) is sending you this Information Statement solely for the purpose of informing our stockholders in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the actions taken by the holders of a majority of our outstanding common stock, par value $0.01 per share (the “Common Stock”), by written consent. No action is requested or required on your part.

What actions were taken by the written consent in lieu of a special meeting?

Our Board of Directors (the “Board”) has approved, and stockholders holding at least a majority of the issued and outstanding shares of Common Stock have approved by written consent in lieu of a special meeting, the following actions:

(1)	The sale and issuance of 969,696 shares of Common Stock, priced at $1.00 per share, and 242,424 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at $1.20 per share, for an aggregate subscription amount of $1,000,000, pursuant to purchase agreements with 2 accredited investors, dated June 12, 2008 (the “June 2008 Private Placement”);
(2)	The sale and issuance of 3,202,313 shares of Common Stock, at prices ranging from $0.40 to $0.55 per share, and 800,573 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at prices ranging from $0.44 to $0.61 per share, for an aggregate subscription amount of $1,534,996.72, pursuant to purchase agreements with 18 accredited investors, dated between November 19, 2008 and December 15, 2008 (the “July 2008 Private Placement”);
(3)	The sale and issuance of 4,829,449 shares of Common Stock, at prices ranging from $0.31 to $0.55 per share, and 1,208,442 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at prices ranging from $0.341 to $0.61 per share, for an aggregate subscription amount of $2,265,000, pursuant to purchase agreements with 13 accredited investors, dated between November 19, 2008 and February 27, 2009 (the “February 2009 Private Placement” and collectively with the June 2008 Private Placement and the July 2009 Private Placement, the “Transactions”);
(4)	The sale and issuance of Common Stock and warrants to the purchasers in the Transactions, including the following interested parties and/or their affiliated entities: Alan Weichselbaum, our Chief Executive Officer, Acting Chief Financial Officer and a director, Mark A. Wilton, who became a director subsequent to his investment, James Fellus, the Chief Executive Officer of Jesup & Lamont Securities Corporation, Paul Aronson, the managing director of our Boston office, and OIC Nominees LTD, a more than 5% holder of Common Stock; and

(5)	The sale and issuance of up to a maximum of $3,000,000 of units (“Units”) to accredited investors at a price of $1.00 per Unit, each Unit consisting of two shares of Common Stock and one five-year warrant to purchase one share of Common Stock at a price of $1.00 per share (the “New Private Placement”).

How many shares were voted for the actions?

The June 2008 Private Placement, the July 2008 Private Placement and the February 2009 Private Placement were unanimously approved by our Board at meetings held on April 9, 2008, August 12, 2008 and February 26, 2009, respectively. The New Private Placement was unanimously approved by our Board by written consent. The Transactions and the New Private Placement were approved by a majority of our stockholders entitled to vote pursuant to action taken by written consent dated as of October 12, 2009. The approval of the Transactions and the New Private Placement by the written consent of our stockholders in lieu of a special meeting requires the consent of the holders of at least a majority of the outstanding shares of Common Stock and Series C, F and G Preferred Stock, on an as-converted basis, as of October 12, 2009, hereinafter the “Record Date.” On the Record Date, there were 22,328,956 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. There were also outstanding 7,062 shares of Series C Preferred Stock, entitled to an aggregate of 353,100 votes; 781,527 shares of Series F Preferred Stock, entitled to an aggregate of 781,527 votes; and 1,688 shares of Series G Preferred Stock, entitled to an aggregate of 2,481,360 votes. In the aggregate, 25,944,943 shares were entitled to vote on the Record Date. The holders of 13,780,313 shares of Common Stock, representing approximately 53% of the shares entitled to vote on the Record Date, executed a written consent in lieu of a special meeting.

Under the Florida Business Corporation Act and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient under the Florida Business Corporation Act and our bylaws to approve the Transactions, the sale and issuance of Common Stock and warrants to the interested parties thereunder and the New Private Placement. Consequently, no further stockholder action is required.

Am I entitled to dissenter's rights?

The Florida Business Corporation Act does not provide for dissenter's rights for the Transactions, the sale and issuance of Common Stock and warrants to the interested parties thereunder or the New Private Placement.

APPROVAL OF TRANSACTIONS

Our Board and a majority of our stockholders entitled to vote have approved the Transactions, the sale and issuance of Common Stock and warrants to the interested parties thereunder and the New Private Placement.

Background

We entered into the Transactions as follows:

•	June 2008 Private Placement — Pursuant to purchase agreements with 2 accredited investors, dated June 12, 2008, we sold units consisting of an aggregate of 969,696 shares of Common Stock, priced at $1.00 per share, and 242,424 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at $1.20 per share, for an aggregate subscription amount of $1,000,000.
•	July 2008 Private Placement — Pursuant to purchase agreements with 18 accredited investors, dated between November 19, 2008 and December 15, 2008, we sold units consisting of an aggregate of 3,202,313 shares of Common Stock, at prices ranging from $0.40 to $0.55 per share, and 800,573 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at prices ranging from $0.44 to $0.61 per share, for an aggregate subscription amount of $1,534,996.72.
•	February 2009 Private Placement — Pursuant to purchase agreements with 13 accredited investors, dated between November 19, 2008 and February 27, 2009, we sold units consisting of an aggregate of 4,829,449 shares of Common Stock, at prices ranging from $0.31 to $0.55 per share, and 1,208,442 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at prices ranging from $0.341 to $0.61 per share, for an aggregate subscription amount of $2,265,000.

Interested parties in the Transactions were Alan Weichselbaum, our Chief Executive Officer, Acting Chief Financial Officer and a director, Mark A. Wilton, who became a director subsequent to his investment, James Fellus, the Chief Executive Officer of Jesup & Lamont Securities Corporation, Paul Aronson, the managing director of our Boston office, and OIC Nominees LTD, a more than 5% holder of Common Stock (collectively, the “Interested Parties”).

On or about August 11, 2009, we submitted an additional listing application to the NYSE Amex covering all of the shares of Common Stock and shares underlying the warrants to be issued in connection with the Transactions. The NYSE Amex took the position that we are proposing to issue 6,685,569 shares of Common Stock and 1,586,889 shares of Common Stock underlying warrants at a price less than the greater of book or market value of the Common Stock on the respective dates of the Transactions, which number of shares is in excess of 20% of our shares of Common Stock outstanding. Section 713 of the NYSE Amex Company Guide requires shareholder approval when a company is issuing in excess of 20% of its shares outstanding at a price less than the greater of book or market value. Therefore, the Board sought stockholder approval of the Transactions and the issuances of Common Stock and warrants to the Interested Parties and/or their affiliated entities pursuant to the Transactions.

Further, we are raising up to a maximum of $3,000,000 in a private placement offering to accredited investors of units (“Units”) at a price of $1.00 per Unit, each Unit consisting of two shares of Common Stock and one five-year warrant to purchase one share of Common Stock at a price of $1.00 per share. To ensure compliance with NYSE Amex rules and regulations, the Board sought stockholder approval of this New Private Placement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the Record Date, the number of shares of Common Stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding Common Stock; (ii) each officer and director; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the U.S. Securities and Exchange Commission (“SEC”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days of the Record Date. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Donald A. Wojnowski Jr.(3)	489,845	2.2%
Steven M. Rabinovici(9)	3,649,422	16.0%
John C. Rudy(4)	335,000	1.5%
Benjamin J. Douek(5)	200,000	0.9%
Alan Weichselbaum(6)	4,925,405	21.1%
Mark A. Wilton(7)	2,424,111	9.8%
James B. Fellus(8)	4,354,817	19.1%
EFH Partners, LLC(10)	3,449,422	15.3%
Wexus Capital	3,869,969	17.3%
Joab Capital(11)	4,354,817	19.1%
Steven A. Horowitz(12)	3,589,422	15.8%
Paul H. Brown(13)	3,601,048	14.2%
Daniel J. Barnett(14)	1,240,680	5.3%
Harvey McGrath(15)	1,240,680	5.3%
Legent Group LLC(16)	4,000,000	15.2%
Officers and Directors as a group (7 persons)	16,378,600	59.1%

(1)	The addresses of the persons named in this table are as follows: Donald A. Wojnowski, 2170 West State Road 434, Suite 100, Longwood, Florida 32779; Steven M. Rabinovici, Alan Weichselbaum, James B. Fellus, Wexus Capital and Joab Capital, c/o Jesup & Lamont, Inc., 650 Fifth Avenue, 3rd Floor, New York, New York 10019; John C. Rudy, 245 Main Street, Suite 2N, Matawan, NJ 07747; Benjamin J. Douek, 650 Fifth Ave., 17th Floor, New York, NY 10019; Mark A. Wilton, 1314 East Las Olas Boulevard, Suite 45, Fort Lauderdale, FL 33301; EFH Partners, LLC, c/o Morse Zelnick Rose & Lander, LLP, 405 Park Avenue, Suite 1401, New York, NY 10022; Steven A. Horowitz, 400 Garden City Plaza, Garden City, NY 11530; Paul H. Brown, Le Panorama AB, 57 Rue Grimaldi, MC 98000, Monaco; Daniel J. Barnett, 297 Asharoken Avenue, Northport, NY 11768; and Harvey McGrath, c/o Windels Marx Lane & Mittendorf LLP, 156 West 56th Street, New York, NY 10019.
(2)	A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from October 12, 2009 upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from October 12, 2009 have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on the number of all shares, including those underlying options, warrants and convertible securities exercisable or convertible within 60 days from October 12,

2009 held by the named individual, divided by 22,328,956 outstanding shares on October 12, 2009 plus those shares underlying options, warrants and convertible securities exercisable or convertible within 60 days from October 12, 2009 held by the named individual or the group.
(3)	Mr. Wojnowski’s beneficial ownership includes shares underlying options that are currently exercisable to purchase 425,000 shares of our Common Stock at $2.00 per share.
(4)	Mr. Rudy’s beneficial ownership includes shares underlying options that are currently exercisable to purchase 50,000 shares of our Common Stock at $2.05 per share, 10,000 shares of Common Stock at $2.82 per share, 75,000 shares of our Common Stock at $1.42 per share, 100,000 shares of our Common Stock at $1.07 per share and 100,000 shares of our Common Stock at $0.29 per share.
(5)	Mr. Douek’s beneficial ownership includes shares underlying options that are currently exercisable to purchase 100,000 shares of our Common Stock at $1.07 per share and 100,000 shares of our Common Stock at $0.29 per share.
(6)	Mr. Weichselbaum’s beneficial ownership includes the following securities: (a) 3,869,969 shares of Common Stock owned by Wexus Capital LLC; (b) 484,848 shares of our Common Stock subscribed for by Gimmel Partners LP, but not yet issued; (c) 470,588 shares of our Common Stock subscribed for by Mr. Weichselbaum, but not yet issued; and (d) options that are currently exercisable to purchase 100,000 shares of our Common Stock at $1.07 per share. Excludes warrants exercisable 6 months after issuance to purchase 121,212 shares of Common Stock at $1.20 per share subscribed for by Gimmel Partners LP, but not yet issued and warrants exercisable 6 months after issuance to purchase 117,647 shares of Common Stock at $0.55 per share subscribed for by Mr. Weichselbaum, but not yet issued. Mr. Weichselbaum disclaims beneficial ownership of securities owned by Gimmel Partners LP, except to the extent of his pecuniary interest therein, if any.
(7)	Mr. Wilton’s beneficial ownership includes (a) 2,324,111 shares of our Common Stock subscribed for by Mr. Wilton, but not yet issued; and (b) shares underlying options that are currently exercisable to purchase 100,000 shares of our Common Stock at $0.29 per share. Excludes warrants exercisable 6 months after issuance to purchase 397,878 shares of Common Stock at $0.49 per share and 183,150 shares of Common Stock at $0.34 per share subscribed for by Mr. Wilton, but not yet issued.
(8)	Mr. Fellus’s beneficial ownership includes the following securities: (a) 3,869,969 shares of Common Stock owned by Joab Capital LLC; and (b) 484,848 shares of our Common Stock subscribed for by Joab Capital LLC, but not yet issued. Excludes warrants exercisable 6 months after issuance to purchase 121,212 shares of Common Stock at $1.20 per share subscribed for by Joab Capital LLC, but not yet issued. Mr. Fellus disclaims beneficial ownership of securities owned by Joab Capital LLC, except to the extent of his pecuniary interest therein, if any.
(9)	Mr. Rabinovici’s beneficial ownership includes shares underlying options that are currently exercisable to purchase 200,000 shares of our Common Stock at $2.00 per share. As one of two managing members of EFH Partners, LLC, jointly with Steven A. Horowitz, Mr. Rabinovici also shares dispositive and voting power with respect to 3,189,422 shares of our Common Stock owned of record by EFH Partners, LLC, and shares dispositive power with respect to (a) warrants currently exercisable to purchase 60,000 shares of our Common Stock at $1.50 per share; and (b) warrants currently exercisable to purchase 200,000 shares of our Common Stock at $2.00 per share. Mr. Rabinovici disclaims beneficial ownership of any shares beneficially owned by EFH Partners, LLC, except to the extent of his pecuniary interest in such shares.
(10)	Includes warrants currently exercisable to purchase 60,000 shares of our Common Stock at $1.50 per share and warrants currently exercisable to purchase 200,000 shares of our Common Stock at $2.00 per share. EFH Partners, LLC is an affiliated entity and a major shareholder. Steven M. Rabinovici, our Chairman, is one of its two managing members. Investment making authority for the EFH Partners, LLC is vested in Steven M. Rabinovici and Steven A. Horowitz, managing members. EFH Partners, LLC, purchased the stock in the ordinary course of business, and at the time of purchase of the stock, had no agreements or understandings directly or indirectly with any person to sell the stock.
(11)	Includes 484,848 shares of our Common Stock subscribed for by Joab Capital LLC, but not yet issued. Excludes warrants exercisable 6 months after issuance to purchase 121,212 shares of Common Stock at $1.20 per share subscribed for by Joab Capital LLC, but not yet issued.
(12)	Steven A. Horowitz, as one of two managing members of EFH Partners, LLC, jointly with Steven M. Rabinovici, shares dispositive and voting power with respect to 3,189,422 shares of our Common Stock owned of record by EFH Partners, LLC, and shares dispositive power with respect to (a) warrants currently exercisable to purchase 60,000 shares of our Common Stock at $1.50 per share; and (b) warrants currently exercisable to purchase 200,000 shares of our Common Stock at $2.00 per share. Mr. Horowitz, as a trustee of 3111 Broadway Reality Corp. Charitable Remainder Trust and ARF Trust, has dispositive power with respect to warrants, currently exercisable to purchase 100,000 shares of our Common Stock at $3.10 per share, beneficially owned by 3111 Broadway Reality Corp. Charitable Remainder Trust, and 40,000 shares of our Common Stock at $3.10 per share, beneficially owned by ARF Trust. Mr. Horowitz disclaims beneficial ownership of any shares beneficially owned by EFH Partners, LLC, 3111 Broadway Reality Corp. Charitable Remainder Trust and ARF Trust, except to the extent of his pecuniary interest in such shares.
(13)	Mr. Brown’s beneficial ownership includes the following securities: (a) 574,416 shares of our Common Stock owned by Sofisco Nominees Limited; (b) warrants currently exercisable to purchase 287,208 shares of Common Stock at $1.40 per share, owned by Sofisco Nominees Limited; (c) 844 shares of Series G Preferred Stock, currently convertible into 1,240,680 shares of our Common Stock; (d) warrants currently exercisable to purchase 1,240,680 shares of Common Stock at $0.816 per share, owned by Impala Nominees Limited; and (e) 258,064 shares of our Common Stock subscribed for by OIC Nominees Limited, but not yet issued. Excludes warrants exercisable 6 months after issuance to purchase 64,516 shares of Common Stock at $0.61 per share subscribed for by OIC Nominees Limited, but not yet issued. Mr. Brown, as the sole director of Sofisco Nominees Limited, Impala Nominees Limited and OIC Nominees Limited, has voting and investment authority with respect to securities owned by those entities, and therefore may be deemed to be the indirect beneficial owner of those securities. Mr. Brown disclaims beneficial ownership of securities owned by Sofisco Nominees Limited, Impala Nominees Limited and OIC Nominees Limited, except to the extent of his pecuniary interest therein, if any.
(14)	Mr. Barnett’s beneficial ownership includes the following securities owned by Harvco, LLC: (a) 422 shares of Series G Preferred Stock, currently convertible into 620,340 shares of our Common Stock; and (b) warrants currently exercisable to purchase 620,340 shares of Common Stock at $0.816 per share. Mr. Barnett, as the sole member and manager of Harvco, LLC, has voting and investment authority with respect to securities owned by that entity, and therefore may be deemed to be the indirect beneficial owner of those securities.
(15)	Mr. McGrath’s beneficial ownership includes the following securities: (a) 422 shares of Series G Preferred Stock, currently convertible into 620,340 shares of our Common Stock; and (b) warrants currently exercisable to purchase 620,340 shares of Common Stock at $0.816 per share.
(16)	Includes shares underlying a convertible debenture, currently convertible into 4,000,000 shares of Common Stock at an initial conversion price of $0.50 per share.

We know of no arrangements, including pledges, by or among any of the forgoing persons, the operation of which could result in a change of control of us.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

As discussed above, Alan Weichselbaum, our Chief Executive Officer, Acting Chief Financial Officer and a director, Mark A. Wilton, a director, and James Fellus, the Chief Executive Officer of Jesup & Lamont Securities Corporation are interested parties in the Transactions.

Gimmel Partners L.P., a general partner of which is Alan Weichselbaum, and Joab Capital LLC, the managing director of which is James Fellus, each purchased units consisting of 969,696 shares of Common Stock, priced at $1.00 per share, and 242,424 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at $1.20 per share, for an aggregate subscription amount of $500,000 each, pursuant to purchase agreements dated June 12, 2008.

Alan Weichselbaum purchased units consisting of 470,588 shares of Common Stock, priced at $0.50 per share, and 117,647 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at $0.55 per share, for an aggregate subscription amount of $250,000, pursuant to a purchase agreement dated February 20, 2009.

Mark A. Wilton, who became a director subsequent to his investment, purchased units consisting of 1,591,511 shares of Common Stock, priced at $0.44 per share, and 397,878 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at $0.49 per share, for an aggregate subscription amount of $750,000, pursuant to purchase agreements dated January 23, 2009. Mr. Wilton also purchased units consisting of 732,600 shares of Common Stock, priced at $0.31 per share, and 183,150 warrants, priced at $0.125 per warrant, each to purchase one share of Common Stock at $0.34 per share, for an aggregate subscription amount of $250,000, pursuant to a purchase agreement dated February 21, 2009.

None of our other officers or directors has any substantial interest in the Transactions. None of our directors opposed the Transactions or the New Private Placement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at: 650 Fifth Avenue, 3 rd Floor, New York, New York 10019, Attn: Corporate Secretary.

MISCELLANEOUS

One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (212) 307-2660 or by mail to our address at 650 Fifth Avenue, 3rd Floor, New York, New York 10019, Attn: Corporate Secretary.

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

FINANCIAL AND OTHER INFORMATION

Our financial statements and information relating to our management’s discussion and analysis of financial condition and results of operations and changes in and disagreements with accountants on accounting and financial disclosure are included in Forms 10-Q for the periods ended March 31 and June 30, 2009, filed with the SEC on May 20 and August 13, 2009, respectively, and in Form 10-K for the year ended December 31, 2008, filed with the SEC on April 15, 2009, which information is incorporated by reference herein.

October 22, 2009	By Order of the Board of Directors of Jesup & Lamont, Inc.